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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 10, 1999

                             NABORS INDUSTRIES, INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                   1-9245                      930711613
(State or Other Jurisdiction      (Commission                  (IRS Employer
     of Incorporation)            File Number)              Identification No.)


515 West Greens Road, Suite 1200, Houston, Texas                        77067
     (Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (281) 874-0035

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.   OTHER EVENTS.

          As of January 10, 1999, Nabors Industries, Inc. ("Nabors") and Starry Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Nabors ("Merger Sub"), entered into a definitive agreement and plan of merger (the "Merger Agreement") with Pool Energy Services Co., a Texas corporation ("Pool"). The Merger Agreement provides, subject to certain conditions set forth therein, that Merger Sub will be merged (the "Merger") with and into Pool, with Pool continuing as the surviving corporation and a wholly owned subsidiary of Nabors. At the effective time of the Merger, each share of common stock, without par value, of Pool (the "Pool Common Stock") issued and outstanding (excluding any treasury shares held by Pool or any of its subsidiaries and shares held by Nabors or any of its subsidiaries), including the associated common stock purchase rights, if any, outstanding at the effective time of the Merger, will be converted into the right to receive 1.025 shares of common stock, par value $.10 per share, of Nabors (the "Nabors Common Stock"). On January 11, 1999, Nabors and Pool issued a joint press release announcing the execution of the Merger Agreement.

          The closing of the Merger is subject to certain conditions, including, among other things, the approval of the holders of at least two-thirds of the Pool Common Stock, the registration with the Securities and Exchange Commission of the shares of Nabors Common Stock to be issued in connection with the Merger and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          In connection with the Merger Agreement, Pool has taken all actions necessary to cause the Rights Agreement, dated as of June 7, 1994, between Pool and The First National Bank of Boston as Rights Agent, to be amended so that the Merger Agreement and the Merger will not cause the common stock purchase rights to become exercisable and that the common stock purchase rights will expire immediately prior to the closing of the Merger.

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          The description of the Merger Agreement and the press release does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement and the press release, which are filed as exhibits to this Form 8-K and are incorporated by reference.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        NABORS INDUSTRIES, INC.


Date:    January 11, 1999               By:  /s/ Anthony G. Petrello
                                             -----------------------------------
                                             Anthony G. Petrello
                                             President and Chief Operating
                                               Officer


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                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger, dated as of January 10, 1999, by and among Nabors Industries, Inc., Starry Acquisition Corp. and Pool Energy Services Co.

99.1      Press Release, issued by Nabors and Pool on January 11, 1999.


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